Exhibit 99.3

Unaudited Pro Forma Combined Financial Information

The following Nevada Gold & Casinos, Inc. (the “Company”) unaudited pro forma combined balance sheet as of October 31, 2015, and unaudited pro forma combined statements of operations for the six months ended October 31, 2015 and the fiscal year ended April 30, 2015, give effect to the acquisition of Club Fortune Casino, located in Henderson, Nevada, on December 1, 2015. The Company is accounting for the acquisition of Club Fortune Casino in accordance with ASC 805 Business Combinations. The Company is currently in the process of determining the fair value of the assets and liabilities acquired in the acquisition of Club Fortune Casino in order to complete its purchase price allocation. The Company is also currently completing the working capital adjustment of the estimated working capital amount paid at the acquisition date.

The presentation of the unaudited pro forma financial information is prepared in conformity with Article 11 of Regulation S-X. The unaudited pro forma combined balance sheet is presented as if the transaction had occurred on October 31, 2015 and the pro forma combined statements of operations for the six months ended October 31, 2015 and the unaudited pro forma combined statements of operations for the fiscal year ended April 31, 2015 are presented as if the transaction had occurred on May 1, 2015 and May 1, 2014, respectively. The unaudited pro forma financial information is based on the historical financial statements of the Company and of Club Fortune Casino and pro forma adjustments resulting from the acquisition of Club Fortune that are described in the Notes herein. The pro forma adjustments are based on currently available information and the actual adjustments may differ from the pro forma adjustments. The unaudited pro forma balance sheet and the unaudited pro forma statements of operations were derived using the preliminary fair value of the assets and liabilities acquired in the Club Fortune Casino acquisition. These fair values are subject to change as the Company completes the fair value determination process.

The unaudited pro forma combined financial statements should be read in conjunction with the historical consolidated financial statements and the related notes thereto included in the Nevada Gold & Casinos, Inc. 2015 Annual Report on Form 10-K for the fiscal year ended April 30, 2015 and the Quarterly Report on Form 10-Q for the six months ended October 31, 2015.

The unaudited pro forma information is presented for illustrative purposes only and may not be indicative of the results that would have been obtained had the acquisition of assets actually occurred on the dates assumed nor is it necessary indicative of Nevada Gold & Casinos, Inc.’s future consolidated results of operations or financial position.

Nevada Gold & Casinos, Inc.
UNAUDITED PRO FORMA COMBINED BALANCE SHEET
AS OF OCTOBER 31, 2015

	Nevada Gold & Casinos, Inc.	Club Fortune Casino	Adjustments		Pro Forma
Assets
Current assets
Cash and cash equivalents	$8,513,482	$1,489,945	($1,357,179)	I	$8,646,248
Restricted cash	1,441,007	-	-		1,441,007
Accounts receivable, net	639,219	360,606	(356,446)	A	643,379
Prepaid expenses	1,109,355	457,957	(428,198)	A	1,139,114
Deferred tax asset, current portion	267,594	-	-		267,594
Notes receivable, current portion	301,221	-	-		301,221
Inventory and other current assets	330,264	87,635	(11,416)	A	406,483
Total current assets	12,602,142	2,396,143	-2,153,239		12,845,046

Real estate held for sale	1,100,000	-	-		1,100,000
Notes receivable, net of current portion	1,107,670	-	-		1,107,670
Goodwill	16,028,625	-	2,831,434	A	18,860,059
Intangible assets	4,077,359	-	1,592,600	A,C	5,669,959
Property and equipment, net	3,794,401	14,207,914	(2,257,344)	A	15,744,971
Deferred tax asset, net of current portion	2,773,568	-	-		2,773,568
Other assets	1,925,690	-	7,778	D	1,933,468
Total assets	$43,409,455	$16,604,057	$21,229		$60,034,741

Liabilities and Stockholders' Equity
Currrent liabilities
Accounts payable and accrued liabilities	$1,172,598	$390,269	(209,761)	A	$1,353,106
Accrued payroll and related	1,613,286	273,465	(198,229)	A	1,688,522
Accrued player's club points and progressive jackpots	1,530,605	408,021	(5,800)	A	1,932,826
Current portion of capital lease	-	48,175	96,844	A	145,019
Current portion of long-term debt	-	410,961	(170,961)	A,B	240,000
Total current liabilities	4,316,489	1,530,891	(487,907)		5,359,473
Long-term debt, net of current portion	6,740,000	5,386,984	8,373,016	A,B	20,500,000
Other long-term liabilities	556,993	-	-		556,993
Total liabilities	11,613,482	6,917,875	7,885,109		26,416,466
Stockholder's equity
Common stock	2,076,933	1	142,856	A,B	2,219,790
Additional paid-in capital	25,119,286	1,595,970	463,554	A,B	27,178,810
Retained earnings	11,531,789	8,090,211	(8,470,290)	A,C	11,151,710
Treasury stock	(6,932,035)	-	-		(6,932,035)
Total stockholder's equity	31,795,973	9,686,182	(7,863,880)		33,618,275
Total liabilites and stockholders'equity	$43,409,455	$16,604,057	$21,229		$60,034,741

Nevada Gold & Casinos, Inc.
UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
SIX MONTHS ENDED OCTOBER 31, 2015

	Nevada Gold & Casinos, Inc.	Club Fortune Casino	Adjustments		Pro Forma
Revenue
Casino	28,360,893	6,652,483	-		35,013,376
Food and beverage	4,922,187	1,579,574	-		6,501,761
Other	907,884	315,104	-		1,222,988
Gross revenues	34,190,964	8,547,161	-		42,738,125
Less promotional allowances	(2,113,975)	(1,180,537)	-		(3,294,512)
Net revenues	32,076,989	7,366,624	-		39,443,613
Expenses
Casino	16,048,910	2,451,057	-		18,499,967
Food and beverage	2,608,717	1,008,272	-		3,616,989
Other	128,660	59,419	-		188,079
Marketing and administrative	8,183,095	2,729,193	380,079	C	11,292,367
Facility	985,221	302,798	-		1,288,019
Corporate	1,488,462	-	-		1,488,462
Depreciation and amortization	999,503	430,100	324,712	E	1,754,315
Loss (gain) on sale of assets	(161,430)	179,716	-		18,286
Total operating expenses	30,281,138	7,160,555	704,791		38,146,484
Operating income	1,795,851	206,069	(704,791)		1,297,129
Non-operating income (expense)
Interest income	50,630	-	-		50,630
Interest expense and amortization of loan issue costs	(213,620)	(97,276)	(230,127)	F	(541,023)
Interest rate swap expense	(30,326)	-	(124,487)	F	(154,813)
Change in swap fair value	2,084	-	-		2,084
Income before income tax expense	1,604,619	108,793	(1,059,405)		654,007
Income tax expense	(528,634)	-	306,272	G	(222,362)
Net income	1,075,985	108,793	(753,133)		431,645
Per share information:
Net income per common share - basic and diluted	$0.07				$0.02
Weighted average common shares outstanding
Basic	16,453,307		1,190,476		17,643,783
Diluted	16,651,156		1,190,476		17,841,632

Nevada Gold & Casinos, Inc.
UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
TWELVE MONTHS ENDED APRIL 30, 2015

	Nevada Gold & Casinos, Inc.	Club Fortune Casino	Adjustments		Pro Forma
Revenue
Casino	56,710,812	13,322,511	-		70,033,323
Food and beverage	10,225,484	3,072,659	-		13,298,143
Other	1,782,013	458,441	-		2,240,454
Gross revenues	68,718,309	16,853,611	-		85,571,920
Less promotional allowances	(4,368,756)	(2,182,863)	-		(6,551,619)
Net revenues	64,349,553	14,670,748	-		79,020,301
Expenses
Casino	31,795,905	4,861,723			36,657,628
Food and beverage	5,386,699	1,979,406			7,366,105
Other	275,181	131,819	-		407,000
Marketing and administrative	16,888,629	5,386,836	380,079	C	22,655,544
Facility	2,059,730	550,182	-		2,609,912
Corporate	2,443,805	-	-		2,443,805
Depreciation and amortization	2,168,003	1,292,611	217,013	E	3,677,627
Write downs and other charges	32,694	21,279	-		53,973
Total operating expenses	61,050,646	14,223,856	597,092		75,871,594
Operating income	3,298,907	446,892	(597,092)		3,148,707
Non-operating income (expense)
Interest income	117,639	-	-		117,639
Interest expense and amortization of loan issue costs	(705,511)	(181,434)	(247,018)	F	(1,133,963)
Interest rate swap expense	(10,600)	-	(229,401)	F	(240,001)
Change in swap fair value	(7,539)	-	-		(7,539)
Income before income tax expense	2,692,896	265,458	(1,073,511)		1,884,843
Income tax expense	(885,819)	-	244,972	G	(640,847)
Net income	1,807,077	265,458	(828,539)		1,243,996
Per share information:
Net income per common share - basic and diluted	$0.11				$0.07
Weighted average common shares outstanding
Basic	16,228,396		1,190,476		17,418,872
Diluted	16,345,795		1,190,476		17,536,271

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

On November 30, 2015 Nevada Gold & Casinos, Inc. completed the acquisition of the Club Fortune Casino in Henderson, Nevada pursuant to an Asset Purchase Agreement dated May 22, 2015 between Gaming Ventures of Las Vegas, Inc., as Seller and Nevada Gold & Casinos LV, LLC, a wholly owned subsidiary of the Company, as Buyer.

The purchase price for the acquisition, exclusive of working capital, is $14,159,623 and 1,190,476 shares of restricted common stock of the Company for a total purchase price of $16,362,004.

The acquisition was financed pursuant to an Amended & Restated expansion of the Company’s existing Credit Agreement with Mutual of Omaha Bank. Under the Amended and Restated Credit Agreement dated November 30, 2015 (the “Amended Credit Facility”) the aggregate lending commitment is $23,000,000 and the maturity date has been extended to November 30, 2020.

The Amended Credit Facility is secured by liens on substantially all of the real and personal property of the Company and its subsidiaries. The interest rate on the borrowing is based on LIBOR plus an Applicable Margin, which will be determined quarterly, based on the total leverage ratio for the trailing twelve month period. The initial Applicable Margin is 4.5%.

The Amended Credit Facility contains customary covenants for a facility of this nature, including, but not limited to covenants requiring the preservation and maintenance of the Company’s assets and covenants restricting our ability to merge, transfer ownership, incur additional indebtedness, encumber assets and make certain investments.

To record the Club Fortune purchase transaction, including working capital, based on the company’s initial allocation of the purchase price:

Cash and cash equivalents	$1,216,824
Accounts receivable, net	4,160
Prepaid expenses	29,759
Inventory and other current assets	76,219
Goodwill	2,831,434
Intangible assets	1,580,000
Property and equipment, net	11,950,570
Accounts payable and accrued liabilities	(180,508)
Accrued payroll and related	(75,236)
Accrued player's club points and progressive jackpots	(402,221)
Capital lease	(145,019)
Total consideration	$16,885,982

Pro Forma Adjustments for the Unaudited Pro Forma Combined Balance Sheet as of October 31, 2015 and the Unaudited Pro Forma Statements of Operations for the Six Months Ended October 31, 2015 and the Twelve Months Ended April 31, 2015

A.	To record the Club Fortune purchase transaction, including working capital, based on the company’s initial allocation of the purchase price:

	Club Fortune Casino	Purchase Price Allocation	Adjustment
Cash and cash equivalents	$1,489,945	$1,216,824	$(273,121)
Accounts receivable, net	360,606	4,160	(356,446)
Prepaid expenses	457,957	29,759	(428,198)
Inventory and other current assets	87,635	76,219	(11,416)
Goodwill	-	2,831,434	2,831,434
Intangible assets	-	1,580,000	1,580,000
Property and equipment, net	14,207,914	11,950,570	(2,257,344)
Total assets	$16,604,057	$17,688,966	$1,084,909

Accounts payable and accrued liabilities	$390,269	$180,508	$(209,761)
Accrued payroll and related	273,465	75,236	(198,229)
Accrued player's club points and progressive jackpots	408,021	402,221	(5,800)
Current portion of capital lease	48,175	145,019	96,844
Current portion of long-term debt	410,961	-	(410,961)
Long-term debt, net of current portion	5,386,984	-	(5,386,984)
Total liabilities	$6,917,875	$802,984	$(6,114,891)

Common stock	$1	-	$(1)
Additional paid-in capital	1,595,970	-	(1,595,970)
Retained earnings	8,090,211	-	(8,090,211)
Total stockholder's equity	$9,686,182	-	$(9,686,182)

B.	The purchase price was $16,362,004 plus working capital of $523,978. The acquisition was paid with $14,683,601 in cash funded by borrowing an additional $14 million, and issuing 1,190,476 shares of common stock, $0.12 par value per share, of the Company at $1.85 to the sellers for the remaining $2,202,381. The adjustment for consideration paid for Club Fortune Casino is as follows:

Cash	$683,601
Current portion of long-term debt	240,000
Long-term debt, net of current portion	13,760,000
Common stock	142,857
Additional paid-in capital	2,059,524
$16,885,982

C.	To record additional purchase transaction costs of $380,079 for professional fees expensed to Marketing and Administrative expense and $12,600 for licensing costs capitalized to Intangible Assets.

D.	To record $7,778 of additional loan costs and related amortization.
E.	To record $324,712 and $217,013 of depreciation and amortization adjustments for the six and twelve month periods, respectively, on the acquired assets:

	Estimated fair value	Estimated useful life
Land	$2,100,000	n/a
Land improvements	200,000	15 years
Equipment	3,850,570	1 - 10 years
Building	5,800,000	39 years
Total property and equipment	11,950,570

Customer relationships	820,000	7 years
Tradename	650,000	7 years
Non-compete agreement	110,000	3 years
Goodwill	2,531,434	n/a
Total intangible assets	4,411,434
Purchase price, excluding working capital	$16,362,004

	Six months ended October 31, 2015	Twelve months ended April 30, 2015
Estimated depreciation and amortization expense	$754,812	$1,509,624
Historical depreciation and amortization expense	(430,100)	(1,292,611)
Pro forma adjustments to depreciation expense	$324,712	$217,013

F.	To record the net increase to interest expense resulting from interest on the amended loan agreement and swap agreement to finance the acquisition of Club Fortune (with a combined interest rate of 5.62%) and the amortization of $385,199 of new debt issuance costs (as follows).

	Six Months Ended October 31, 2015	Twelve Months Ended April 30, 2015
Elimination of interest expense and amortization of debt issuance costs – Club Fortune debt	$(220,100)	$(655,394)
Interest expense on amended loan agreement	442,695	883,167
Amortization of new debt issuance costs	7,532	19,245
Pro forma adjustments to interest expense	$230,127	$247,018

	Six Months Ended October 31, 2015	Twelve Months Ended April 30, 2015
Historical interest rate swap expense	$(30,326)	$(79,524)
Estimated interest rate swap expense	154,813	308,925
Pro forma adjustments to interest rate swap expense	$124,487	$229,401

G.	To record the pro forma federal income tax expense at 34%.
H.	To eliminate Club Fortune expenses that are not related to normal operations:

	Six Months Ended October 31, 2015	Twelve Months Ended April 30, 2015
Seller's debt costs	$97,276	$181,434

I.	The adjustments to cash are as follows:

Working capital adjustment (Note A)	$(273,121)
Acquisition (Note B)	(683,601)
Transaction costs (Note C)	(392,679)
Loan costs (Note D)	(7,778)
Pro forma adjustments to cash	$(1,357,179)